Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237736 and No. 333-264394) and on Form S-8 (No. 333-148983, No. 333-182677, No. 333-203960, No. 333-225526, No. 333-239101, No. 333-266131 and No. 333-273396) of Protalix BioTherapeutics, Inc. of our report dated March 17, 2025 relating to the financial statements, which appears in this Form 10-K.

X, 2022
Tel-Aviv, Israel March 17, 2025	/s/ Kesselman & Kesselman Certified Public Accountants (lsr.) A member firm of PricewaterhouseCoopers International Limited